               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 12, 1996


                        Caribiner International, Inc.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                   Delaware
         ------------------------------------------------------------
                (State or other jurisdiction of incorporation)


              1-14234                                  13-3466655
---------------------------------        -------------------------------------
    (Commission File Number)              (I.R.S. Employer Identification No.)


16 West 61st Street, New York, NY                        10023
---------------------------------        ------------------------------------
(Address of principal executive                       (Zip Code)
            offices)


      Registrant's telephone number, including area code:  (212) 541-5300
                                                           --------------

      -------------------------------------------------------------------
         (Former name or former address, if changed since last report)

The Current Report on Form 8-K of Caribiner International, Inc. (the "Company"), initially filed with the Securities and Exchange Commission (the "Commission") on September 27, 1996, is hereby amended by this Form 8-K/A as follows:

Item 7 is hereby amended in its entirety to read as follows:


Item 7.   Financial Statements and Exhibits
          ---------------------------------

The following financial statements and pro forma financial information are filed in this report.

(a)  Financial Statements of the Business Acquired

     Audited Financial Statements of Total Audio Visual Services (a division of
     -----------------------------------------------------------
       General Electric Capital Computer Leasing Corporation)

     (1) Report of Independent Auditors

     (2) Balance Sheet as of December 31, 1995

     (3) Statement of Operations and Divisional Equity for the Year Ended December 31, 1995

     (4) Statement of Cash Flows for the Year Ended December 31, 1995

     (5) Notes to Audited Financial Statements


     Unaudited Interim Financial Statements of Total Audio Visual Services (a
     ---------------------------------------------------------------------
       division of General Electric Capital Computer Leasing Corporation)

     (1) Balance Sheet as of June 30, 1996

     (2) Statements of Operations and Divisional Equity for the Six Months Ended June 30, 1995 and 1996

     (3) Statements of Cash Flows for the Six Months Ended June 30, 1995 and
         1996

     (4) Note to Unaudited Financial Statements

(b)  Unaudited pro forma financial information:

     Unaudited Pro Forma Consolidated Financial Statements of Caribiner
     ------------------------------------------------------------------
       International, Inc.
       -------------------

     (1) Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996

     (2) Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended June 30, 1996

     (3) Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended September 30, 1995

     (4) Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)  Exhibits:

          2.1 Agreement of Purchase and Sale of Assets, dated September 12, 1996, by and between the Company and General Electric Capital Computer Leasing Corporation (schedules omitted (other than Schedules 2(c), 2(c)(i) and 6(bb)) -- the Company agrees to furnish a copy of any schedule to the Commission upon request).

     99.1  Press release, dated September 12, 1996

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Caribiner International, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 26, 1996                  CARIBINER INTERNATIONAL, INC.

                              By:   /s/ Arthur F. Dignam
                                   ---------------------------------------
                                  Name:  Arthur F. Dignam
                                  Title: Executive Vice President,
                                         Chief Financial and Administrative
                                         Officer

                         REPORT OF INDEPENDENT AUDITORS

THE SHAREHOLDER OF GENERAL ELECTRIC
  CAPITAL COMPUTER LEASING
  CORPORATION

We have audited the accompanying balance sheet of Total Audio Visual Services (a division of General Electric Capital Computer Leasing Corporation) as of December 31, 1995, and the related statements of operations and divisional equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Total Audio Visual Services as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Atlanta, Georgia
November 15, 1996

                          TOTAL AUDIO VISUAL SERVICES
                    (A DIVISION OF GENERAL ELECTRIC CAPITAL
                         COMPUTER LEASING CORPORATION)

                                 BALANCE SHEET

                               DECEMBER 31, 1995

ASSETS
Current assets:
 Cash                                      $   995,514
 Accounts receivable, less allowance
  for doubtful accounts of $123,000          7,644,557
 Resale inventory                              345,566
 Prepaid expenses and other assets             399,935
 Deferred tax asset                            170,800
                                           -----------
Total current assets                         9,556,372

Property and equipment, net                 10,600,031
Goodwill, net of accumulated
 amortization of $376,864                    3,781,769
Purchased software                             176,130
                                           -----------
Total assets                               $24,114,302
                                           ===========

LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
 Accounts payable                          $   737,323
 Sales tax payable                             376,015
 Accrued payroll                               497,160
 Vacation accrual                              396,304
 Other liabilities                             506,415
                                           -----------
Total current liabilities                    2,513,217

Deferred tax liability                         820,689
Due to GECCLC                               19,764,975

Divisional equity                            1,015,421
                                           -----------
Total liabilities and divisional equity    $24,114,302
                                           ===========



See accompanying notes to financial statements.

                          TOTAL AUDIO VISUAL SERVICES
                    (A DIVISION OF GENERAL ELECTRIC CAPITAL
                         COMPUTER LEASING CORPORATION)

                 STATEMENT OF OPERATIONS AND DIVISIONAL EQUITY

                          YEAR ENDED DECEMBER 31, 1995

Total revenue                              $45,923,658

Cost of equipment sales                      2,757,492
Payroll and related expenses                15,603,445
Rental expense                               2,320,224
Commission expense                           7,104,104
Other operating expenses                     6,269,230
Depreciation and amortization expense        2,609,470
General and administrative expenses          6,914,737
                                           -----------
Total operating expenses                    43,578,702

                                           -----------
Operating income                             2,344,956

Other expense
    Interest expense, net                    1,200,000
    Other expense                              211,770
                                           -----------
Income before provision for income taxes       933,186

Provision for income taxes                     428,003
                                           -----------
Net income                                     505,183
Divisional equity, beginning of year           510,238
                                           -----------
Divisional equity, end of year             $ 1,015,421
                                           ===========



See accompanying notes to financial statements.

                          TOTAL AUDIO VISUAL SERVICES
                    (A DIVISION OF GENERAL ELECTRIC CAPITAL
                         COMPUTER LEASING CORPORATION)

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                          $   505,183
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization expense               2,609,470
  Deferred tax expense                                  428,003
  Changes in operating assets and liabilities:
  Increase in accounts receivable, net                 (330,418)
  Decrease in resale inventory                          153,579
  Increase in prepaid expenses and
   other assets                                        (199,326)
  Decrease in accounts payable                         (309,365)
  Increase in sales tax payable                         206,576
  Increase  in accrued payroll                            4,378
  Increase in vacation accrual                           19,149
  Decrease in other liabilities                        (270,358)
                                                    -----------
Net cash provided by operating activities             2,816,871

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of software                                  (161,130)
Purchases of property and equipment                  (5,719,623)
                                                    -----------
Net cash used in investing activities                (5,880,753)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from GECCLC                              3,825,272
                                                    -----------
Net cash provided by financing activities             3,825,272

Net increase in cash                                    761,390
Cash at beginning of year                               234,124
                                                    -----------
Cash at end of year                                 $   995,514
                                                    ===========

See accompanying notes to financial statements.

1. DESCRIPTION OF BUSINESS

Total Audio Visual Services ("TAVS" or the "Company") is a division of General Electric Capital Computer Leasing Corporation ("GECCLC"), which is an indirect wholly-owned subsidiary of General Electric Company ("GE"). TAVS is a provider of audio visual equipment rentals and staging services to companies, as well as hotel audio visual outsourcing services in the United States. TAVS enters into short-term rentals of equipment on a daily, weekly and monthly basis. TAVS also sells equipment to customers.

GECCLC acquired TAVS in September 1994 for a purchase price of approximately $15,000,000. The acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of net assets of the business acquired was recorded as goodwill and is being amortized straight-line over 15 years.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Company recognizes revenue at the end of the rental period for rental and service agreements. Sales of equipment are recognized in the period sold.

ACCOUNTS RECEIVABLE

The December 31, 1995 accounts receivable balance includes unbilled revenue of approximately $750,000.

RESALE INVENTORIES

Inventories are valued at the lower of cost or market using the first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost, net of accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of related assets. The estimated useful lives of the assets are five years. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated life.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company plans to adopt SFAS No. 121 in 1996; however, they do not believe the adoption will have a significant impact on the Company.

GOODWILL

Goodwill represents the excess of the purchase price over the fair value of businesses acquired and is amortized over a 15 year period using the straight-line method. Amortization expense for 1995 totaled approximately $278,000.

ADVERTISING

Advertising costs are expensed as incurred and totaled $34,000 for 1995.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains cash with various financial institutions.
The Company performs periodic evaluations of the relative credit standing of those financial institutions to minimize credit risk. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company's customer base. The Company performs periodic evaluations of its customers' financial condition and generally does not require collateral. At December 31, 1995, accounts receivable from hotel and convention centers approximated $4,359,000.

The carrying amounts reported in the balance sheet for cash, accounts receivable and accounts payable approximate their fair values.

STATEMENT OF CASH FLOWS

Taxes and interest paid in 1995 were settled through the "Due to GECCLC" account and thus no cash was remitted by the Company for these items.

3. RELATED PARTY TRANSACTIONS

The amount payable to GECCLC represents a net amount due to various entities of GECCLC for services provided or expenses paid by GECCLC on behalf of the Company offset by cash remitted to GECCLC. GECCLC charged interest to TAVS based upon their monthly budgeted net investment in TAVS using an interest rate of approximately 7.25%.

GECCLC and several of its divisions provide substantial services to the Company, including treasury, tax, financial reporting, legal, payroll, marketing, and information systems. GECCLC charged the Company $180,000 for these services in 1995. These charges are allocated based upon headcount, direct cost or the number of transactions processed. In addition, certain employees of GECCLC, work exclusively for the Company. As a result, the payroll and related benefits for these employees are rebilled to TAVS.

Management believes that the basis used for allocating these services is reasonable. However, the terms of these transactions may differ from those that would result from transactions among unrelated parties.

Certain employees are eligible for GE benefits related to health care, pension and a savings and security plan. GECCLC charges the Company a percentage of labor costs for these benefits. Payroll expenses in 1995 includes approximately $2,800,000 of charges for these benefits.

4. PROPERTY AND EQUIPMENT

The components of property and equipment as of December 31, 1995 consists of:


Equipment leased to others                $10,105,581
Furniture and fixtures                      1,621,236
Leasehold improvements                      1,606,474
Vehicles                                      153,682
                                          -----------
Total property and equipment               13,486,973
Accumulated depreciation and
 amortization                              (2,886,942)
                                          -----------
                                          $10,600,031
                                          ===========


5. LEASE ARRANGEMENTS

TAVS leases office space for periods up to 5 years under operating lease agreements. These leases are subject to price escalations for certain costs. TAVS leases space at hotels for lease periods less than one year which are cancelable. Total rent expense for all such leases was approximately $644,000 in 1995.

Future minimum lease payments under the noncancelable operating leases at December 31, 1995, are as follows:


1996          $  281,988
1997             256,136
1998             266,948
1999             204,928
2000             101,185
Thereafter           -
              ----------
              $1,111,185
              ==========

6. INCOME TAXES

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

Deferred tax asset:
 Net operating loss                  $ 124,862
 Accrued expenses                      121,600
 Allowance for doubtful accounts        49,200
                                     ---------
                                       295,662

Deferred tax liability:
 Property and equipment               (945,551)
                                     ---------
Net deferred tax liability           $(649,889)
                                     =========


The provision for income taxes consists of the following components:

Current                               $      --
Deferred                                428,003
                                      ---------
                                      $ 428,003
                                      =========


The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is as follows:

Tax expense at statutory rate         $ 317,283
State income tax net of federal
 benefit                                 55,991
Non-deductible expenses                  54,729
                                      ---------
                                      $ 428,003
                                      =========

7. SUBSEQUENT EVENTS

On September 12, 1996, GECCLC signed an Agreement of Purchase and Sale of Assets to sell certain of the assets of TAVS to Caribiner International, Inc. ("Caribiner") for total consideration of approximately $27 million in cash which is subject to certain post-closing adjustments. The transaction closed on September 27, 1996. The December 31, 1995 financial statements do not include any adjustments as a result of this transaction.

                          TOTAL AUDIO VISUAL SERVICES
                    (A DIVISION OF GENERAL ELECTRIC CAPITAL
                         COMPUTER LEASING CORPORATION)

                                 BALANCE SHEET
                                  (UNAUDITED)


                                             JUNE 30,
                                               1996
                                           -----------
ASSETS
Current assets:
 Cash                                      $    19,084
 Accounts receivable, less allowance
  for doubtful accounts of $47,000           9,621,605
  Resale inventory                             231,684
  Prepaid expenses and other assets            611,499
                                           -----------
Total current assets                        10,483,872

Property and equipment, net                 12,210,241
Goodwill, net of accumulated
 amortization of $51,864                     3,578,519
Purchased software                             386,839
                                           -----------
Total assets                               $26,659,471
                                           ===========

LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
 Accounts payable                          $ 1,054,301
 Sales tax payable                             420,122
 Accrued payroll                               155,909
 Vacation accrual                              455,470
 Other liabilities                             954,971
                                           -----------
Total current liabilities                    3,040,773

Deferred tax liability                       1,571,871
Due to GECCLC                               19,904,540

Divisional equity                            2,142,287
                                           -----------
Total liabilities and divisional equity    $26,659,471
                                           ===========



See accompanying note to financial statements.

                          TOTAL AUDIO VISUAL SERVICES
                    (A DIVISION OF GENERAL ELECTRIC CAPITAL
                         COMPUTER LEASING CORPORATION)

                 STATEMENTS OF OPERATIONS AND DIVISIONAL EQUITY

                                                SIX MONTHS ENDED
                                                    JUNE 30
                                              1995           1996
                                        -----------------------------
                                           (Unaudited)    (Unaudited)

Total revenue                              $24,295,409    $28,493,990

Cost of equipment sales                      1,340,577      1,211,391
Payroll and related expenses                 7,986,741      8,606,641
Rental                                       1,192,449      1,511,043
Commission expense                           3,960,852      4,872,165
Other operating expenses                     3,623,189      3,747,129
Depreciation and amortization expense        1,304,541      1,787,848
General and administrative expenses          3,512,889      4,088,558
                                           -----------    -----------
Total operating expenses                    22,921,238     25,824,775
                                           -----------    -----------
Operating income                             1,374,171      2,669,215

Other income (expense):
 Interest expense, net                        (600,000)      (699,693)
 Other income (expense)                       (578,345)        79,328
                                           -----------    -----------
Income before provision for income taxes       195,826      2,048,850


Provision for income taxes                      88,122        921,984
                                           -----------    -----------
Net income                                     107,704      1,126,866

Divisional equity, beginning of year           510,237      1,015,421
                                           -----------    -----------
Divisional equity, end of year             $   617,941    $ 2,142,287
                                           ===========    ===========


See accompanying note to financial statements.

                          TOTAL AUDIO VISUAL SERVICES
                    (A DIVISION OF GENERAL ELECTRIC CAPITAL
                         COMPUTER LEASING CORPORATION)

                            STATEMENTS OF CASH FLOWS

                                                 SIX MONTHS ENDED
                                                      JUNE 30
                                                1995          1996
                                            ------------   -----------
                                            (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                  $   107,704    $ 1,126,866
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
    Depreciation and amortization expense     1,304,541      1,787,848
    Deferred tax expense                         88,122        921,982
    Changes in operating assets and
      liabilities:

      Increase in accounts receivable, net     (817,588)    (1,977,048)
      Decrease in resale inventory              296,789        113,882
      Decrease (increase) in prepaid
        expenses and other assets                59,264       (211,564)
      (Decrease) increase in accounts payable  (124,813)       316,978
      Increase in sales tax payable             189,966         44,107
      Increase (decrease) in accrued payroll      4,378       (341,251)
      Increase in vacation  accrual              76,248         59,166
      Increase in other liabilities           1,005,954        448,556
                                            -----------    -----------
Net cash provided by operating activities     2,190,565      2,289,522

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of software                            (73,000)      (210,709)
Purchase of property and equipment, net      (2,694,304)    (3,194,808)
                                            -----------    -----------
Net cash used in investing activities        (2,767,304)    (3,405,517)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Proceeds from GECCLC                        366,936        139,565
                                            -----------    -----------
Net cash provided by financing
   activities                                   366,936        139,565

Net decrease in cash                           (209,803)      (976,430)
Cash at beginning of year                       234,124        995,514
                                            -----------    -----------
Cash at end of year                         $    24,321    $    19,084
                                            -----------    -----------

See accompanying note to financial statements.

                          TOTAL AUDIO VISUAL SERVICES

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS


1.   INTERIM FINANCIAL INFORMATION

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles from interim financial information and should be read in conjunction with Total Audio Visual Services' audited financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Such adjustments are of a normal recurring nature. Operating results for the six months ended June 30, 1996 and 1995 are not necessarily indicative of the results that may be expected for any other period or for a full fiscal year.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The following unaudited pro forma consolidated financial information of Caribiner International, Inc. (the "Company") for the year ended September 30, 1995 and the nine months ended June 30, 1996 gives effect to (i) the Initial Public Offering of the Company completed in March, 1996 (the "Initial Public Offering"), (ii) the acquisition of all of the outstanding ordinary shares of Spectrum Communications Holdings International Limited ("Spectrum"), and (iii) the acquisition of certain of the assets of Total Audio Visual Services ("TAVS"), an operating division of General Electric Capital Computer Leasing Corporation ("GECCLC") (together with the acquisition of Spectrum, the "Acquisitions").

The accompanying unaudited pro forma consolidated financial information contains all adjustments necessary to present fairly the Company's financial position as of June 30, 1996, and the results of its operations for the nine months ended June 30, 1996 and the year ended September 30, 1995, as if, in the case of the Unaudited Pro Forma Consolidated Balance Sheet, the acquisition of TAVS had occurred on June 30, 1996, and, in the case of the Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1996 and the year ended September 30, 1995, the transactions described in the preceding paragraph had occurred on October 1, 1994.

The unaudited pro forma consolidated financial information is based upon the historical consolidated financial statements of each of the Company, Spectrum and TAVS and should be read in conjunction with such financial statements and the related notes thereto, all of which are included elsewhere in this Form 8-K/A or in the Company's other filings with the Commission.

Spectrum's fiscal year-end (June 30) differed from the Company's fiscal year-end (September 30). The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1996 and the year ended September 30, 1995 include Spectrum's historical results of operations for Spectrum's eight months ended May 31, 1996 and its year ended June 30, 1995, respectively. The historical financial information of Spectrum referred to above has been adjusted to conform to the generally accepted accounting principles of the United States and has been translated into United States dollars based upon the applicable exchange rates. The Company's historical results of operations for the nine months ended June 30, 1996 include the results of operations of Spectrum since June 1, 1996, its effective date of acquisition.


TAVS' fiscal year-end (December 31) differed from the Company's fiscal year-end (September 30). The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1996 and the year ended September 30, 1995 include TAVS' results of operations for its nine months ended June 30, 1996 and its year ended December 31, 1995, respectively. As a result of the differing year ends of the Company and of TAVS, the results of operations of TAVS for the three months ended December 31, 1995 are included in both periods. Certain amounts in TAVS' Statement of Operations have been reclassified to conform to the presentation of the Company's Consolidated Statement of Operations.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The pro forma financial information presented does not purport to be indicative of the financial position or operating results which would have been achieved had the transactions described above taken place at the dates indicated and are not necessarily indicative of the Company's financial position or results of operations for any future date or period.

                         CARIBINER INTERNATIONAL, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 June 30, 1996
                           (all amounts in thousands)


                                                   Historical              Pro Forma
                                          ----------------------------------------------------
                                                                       TAVS         Pro Forma
                                          Caribiner      TAVS       Adjustments      Caribiner
                                          ----------------------------------------------------
          ASSETS
          Cash and cash equivalents         $ 6,956     $    19     $    (19)(a)      $  1,356
                                                                      (5,600)(b)
          Trade accounts receivable, net     40,215       9,622       (9,622)(a)        40,215
          Deferred charges                    8,613          --           --             8,613
          Resale inventory                       --         232           --               232
          Prepaid expenses and other
           current assets                     2,062         610           --             2,672
                                          ----------------------------------------------------
               Total Current Assets          57,846      10,483      (15,241)           53,088

          Property and equipment-net          9,406      12,210       (1,400)(c)        20,216
          Intangible assets-net              31,256       3,579       (3,579)(a)        47,067
                                                                      15,811 (d)
          Purchased software                     --         387                            387
          Other assets                          595          --           --               595
                                          ----------------------------------------------------
               Total Assets                 $99,103     $26,659       (4,409)         $121,353
                                          ====================================================

          LIABILITIES AND STOCKHOLDERS'
           EQUITY

          Bank line of credit               $   --      $    --        6,000 (b)      $  6,000
          Current portion of long-term
           debt                                 691          --           --               691
          Trade accounts payable             10,340       1,474       (1,474)(a)        10,340
          Accrued expenses and other
           current liabilities               15,113       1,566       (1,566)(a)        16,363
                                                                       1,250 (e)
          Deferred income                    15,965          --           --            15,965
                                          ----------------------------------------------------
               Total Current Liabilities     42,109       3,040        4,210            49,359

          Long-term debt                      1,184          --       15,000 (b)        16,184
          Deferred income                     5,605          --           --             5,605
          Deferred tax liability                 --       1,572       (1,572)(a)            --
          Other liabilities                     107          --           --               107
          Due to GECCLC                          --      19,905      (19,905)(a)            --
                                          ----------------------------------------------------
               TOTAL LIABILITIES             49,005      24,517       (2,267)           71,255

          Common stock                           96          --           --                96
          Additional paid-in capital         60,582          --           --            60,582
          Accumulated (deficit) earnings    (10,580)      2,142       (2,142)(f)       (10,580)
                                          ----------------------------------------------------
               TOTAL STOCKHOLDERS' EQUITY    50,098       2,142       (2,142)           50,098
                                          ----------------------------------------------------

          TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY             $99,103     $26,659       (4,409)         $121,353
                                          ====================================================


                         CARIBINER INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Nine Months Ended June 30, 1996
               (all amounts, except per share data, in thousands)

                                                     Historical                     Pro Forma Adjustments
                                          -----------------------------------------------------------------------
                                                                                                        Pro Forma
                                          Caribiner   Spectrum     TAVS         IPO      Acquisitions   Caribiner
                                          -----------------------------------------------------------------------

          Revenue                           $99,777    $26,730    $41,158    $  --      $  --            $167,665
          Cost of revenue                    66,945     20,661     28,632       --         --             116,238
                                          -----------------------------------------------------------------------

          Gross profit                       32,832      6,069     12,526       --         --              51,427

          Operating expenses:
               Selling, general and
                administrative expenses      21,575      4,322      5,885       --         --              31,782

               Non-cash compensation
                expense                       1,072         --         --       --         --               1,072

               Depreciation and
                amortization                  2,139        231      2,475       --        303(i)            5,148
                                          -----------------------------------------------------------------------
          Total operating expenses           24,786      4,553      8,360       --        303              38,002
                                          -----------------------------------------------------------------------

          Operating income (loss)             8,046      1,516      4,166       --       (303)             13,425

          Interest expense with related
           parties                            1,199         --         --   (1,199)(g)     --                  --

          Interest expense (income),
           net                                  454        221      1,000     (719)(g)     472(j)           1,428

          Other expense (income), net            --       (303)      (586)      --         --                (889)
                                          -----------------------------------------------------------------------

          Income (loss) before taxes          6,393      1,598      3,752    1,918       (775)             12,886

          Income tax (expense) benefit       (2,238)      (527)    (1,548)    (671)(h)     25(h)           (4,959)
                                         ------------------------------------------------------------------------

          Net income (loss)                 $ 4,155      1,071      2,204     1,247      (750)             $7,927
                                          =======================================================================

          Pro forma net income per
           common share                     $  0.61         --         --       --          --              $0.83(l)
                                            =====================================================================
          Pro forma weighted average
           shares outstanding                7,778          --         --       --          --              9,600
                                            =====================================================================

                         CARIBINER INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended September 30, 1995
               (all amounts, except per share data, in thousands)

                                                      Historical                  Pro Forma Adjustments
                                        ------------------------------------------------------------------------
                                                                                                       Pro Forma
                                          Caribiner   Spectrum     TAVS        IPO      Acquisitions   Caribiner
                                        ------------------------------------------------------------------------

         Revenue                            $81,131    $34,312   $45,924       $ --        $ --         $161,367
         Cost of revenue                     54,312     22,746    34,054         --          --          111,112
                                        ------------------------------------------------------------------------

         Gross profit                        26,819     11,566    11,870         --          --           50,255

         Operating expenses:
              Selling, general and
               administrative expenses       19,306     10,532     6,915         --          --           36,753

              Depreciation and
               amortization                   2,330        699     2,609         --         404(i)         6,042
                                        ------------------------------------------------------------------------
         Total operating expenses            21,636     11,231     9,524         --         404           42,795
                                        ------------------------------------------------------------------------

         Operating income                     5,183        335     2,346         --        (404)           7,460

         Interest expense with related
          parties                             2,234         --        --     (2,234)(g)      --              --

         Interest expense, net                1,259        392     1,200     (1,087)(g)    (395)(k)        1,369
         Other expense, net                      --        248       212         --          --              460
                                        ------------------------------------------------------------------------

         Income (loss) before taxes           1,690       (305)      934      3,321         (9)            5,631

         Income tax (expense) benefit          (264)       101      (428)      (956)(h)     127(h)        (1,420)
                                        ------------------------------------------------------------------------

         Net income (loss)                  $ 1,426       (204)      506      2,365         118           $4,211
                                        ========================================================================
         Pro forma net income per
          common share                        $0.49         --        --        --           --            $0.44(l)
                                        ========================================================================
         Pro forma weighted average
          shares outstanding                  6,620         --        --        --           --            9,597
                                        ========================================================================

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           (all amounts in thousands)

(a) Adjustment to eliminate certain assets not acquired and liabilities not assumed in accordance with the Agreement of Purchase and Sale of Assets by and between the Company and GECCLC.

(b) Reflects the aggregate initial payment of approximately $26,600 paid at closing for the acquisition of TAVS, and for certain acquisition-related costs. Such amount was funded with $5,600 of the Company's existing cash and $6,000 and $15,000 borrowed under the Line of Credit and Term Facility, respectively.

(c) To adjust the net carrying value of certain fixed assets to fair value.

(d) Adjustment to record goodwill of $15,811 resulting from the acquisition of TAVS after allocation of the purchase price to the net tangible assets.

(e) Adjustment to accrue for transaction costs which include professional fees, severance and certain other costs incurred or to be incurred in connection with the acquisition of TAVS.

(f) Adjustment to eliminate the accumulated equity of TAVS upon acquisition.

(g) Adjustment to decrease interest expense upon repayment of substantially all of the outstanding debt, including accrued interest, upon consummation of the Initial Public Offering.

(h) Adjustment to reflect the tax effect of the pro forma adjustments.

(i) Net adjustment to increase depreciation and amortization expense resulting from the respective Acquisitions based upon the Company's estimated period of benefit, assuming the Acquisitions had occurred as of October 1, 1994.

(j) Adjustment to increase interest expense for the nine months ended June 30, 1996 resulting from increased borrowings due to working capital requirements.

(k) Adjustment to decrease interest expense for the year ended September 30, 1995 relating to the repayment of substantially all bank borrowings and other long-term obligations in connection with certain of the Acquisitions, as if such amounts were repaid as of October 1, 1994.

(l) Pro forma net income per common share has been calculated using the weighted average number of shares of common stock outstanding during each of the periods presented, assuming the Initial Public Offering occurred as of October 1, 1994.